Exh. 10-a
                          AGREEMENT AND PLAN OF MERGER

                                 by and among

                           Maui General Store, Inc.

                             MGS Acquisition Corp.

                                      and

                            Palmera Holdings, Inc.

                         Dated as of January 24, 2006

                         AGREEMENT AND PLAN OF MERGER

	Agreement and Plan of Merger dated as of January 24, 2006 (the "Agreement") by and among Maui General Store, Inc., a corporation formed under the laws of the State of New York ("MGS"), MGS Acquisition Corp., a corporation newly formed under the laws of the State of Florida and a wholly owned subsidiary of MGS (the "Merger Sub"), Palmera Holdings, Inc., a corporation formed under the laws of the State of Florida ("Palmera") and Richard Miller, the principal shareholder of MGS (the "Principal Stockholder"). MGS, the Merger Sub, Palmera and the Principal Stockholder are referred to herein individually as a "Party" and collectively as the "Parties."

                                 PREAMBLE


	WHEREAS, , MGS will acquire Palmera pursuant to a merger transaction whereby, pursuant to the terms and subject to the conditions of this Agreement, Palmera shall become a wholly owned subsidiary of MGS through the merger of Palmera with and into the Merger Sub (the "Merger");

	WHEREAS, in the Merger all issued and outstanding shares of capital stock of Palmera held by the stockholders of Palmera (the "Palmera Stockholders") shall be cancelled and converted into 360,000,000 shares of common stock of MGS, $0.001 par value per share (the "Merger Shares"), which shall represent 80.00% of the issued and outstanding common stock of MGS after the Merger; and

	WHEREAS, MGS, Palmera and the Merger Sub intend that the Merger qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the parties intend this Agreement to qualify as a "plan of reorganization" within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3(a);

	NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, the Parties, intending to be legally bound, hereby agree as follows:

                             CERTAIN DEFINITIONS

	As used in this Agreement, the following terms shall have the meanings set forth below:

"Applicable Law" means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable to the businesses of the Parties, the Merger and/or the Parties.

"FBCA" means the Florida Business Corporation Act.

"GAAP" means generally accepted accounting principles in the United States of America as promulgated by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or any successor institutes concerning the treatment of any accounting matter.

"Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, claim, encumbrance, royalty interest, any other adverse claim of any kind in respect of such property or asset, or any other restrictions or limitations of any nature whatsoever.

"Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that has or would have a materially adverse effect on the financial condition, business or results of operations of such entity or group of entities, taken as a whole.

"Person" means any individual, corporation, partnership, trust or unincorporated organization or a government or any agency or political subdivision thereof.

"Surviving Entity" shall mean Palmera as the surviving entity in the Merger as provided in Section 1.03.

"Tax" (and, with correlative meaning, "Taxes" and "Taxable") means:

	(i) any income, alternative or add-on minimum tax, gross receipts tax, sales tax, use tax, ad valorem tax, transfer tax, franchise tax, profits tax, license tax, withholding tax, payroll tax, employment tax, excise tax, severance tax, stamp tax, occupation tax, property tax, environmental or windfall profit tax, custom, duty or other tax, impost, levy, governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed with respect thereto by any governmental or Tax authority responsible for the imposition of any such tax (domestic or foreign), and

	(ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and

	(iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

"Tax Return" means any return, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"Trinity" means Trinity BioGenics, Inc., a Florida corporation owned by the Palmera Stockholders ("Trinity").


                                  ARTICLE I
                                 THE MERGER

SECTION 1.01 	THE MERGER.

	Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the FBCA, at the Effective Time (as hereinafter defined), all Palmera Shares (as hereinafter defined) shall be cancelled and converted into the right to receive the Merger Shares. In connection therewith, the following terms shall apply:

	(a)	Exchange Agent.   Robert Brantl, Esq., counsel for Palmera,
shall act as the exchange agent (the "Exchange Agent") for the purpose of exchanging Palmera Shares for the Merger Shares. At or prior to the Closing, MGS shall deliver to the Exchange Agent the certificates for the Merger Shares.

	(b)	Conversion of Securities.

                (i) Conversion of Palmera Securities. At the Effective Time, by virtue of the Merger and without any action on the part of MGS, Palmera or the Merger Sub, or the holders of any of their respective securities, each of the issued and outstanding shares of common stock of Palmera (the "Palmera Shares") immediately prior to the Effective Time shall be converted into and represent the right to receive, and shall be exchangeable for, that number of Merger Shares as shall be determined by dividing 360,000,000 by the number of then issued and outstanding Palmera
Shares (the "Palmera Conversion Rate").


                (B) All Palmera Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Shares to be issued pursuant to this Section 1.01(b)(i) upon the surrender of such certificate in accordance with Section 1.07, without interest. No fractional shares may be issued; but each fractional share that would result from the Merger will be rounded to the nearest whole number of shares.

                (C) The Merger Shares shall represent 80.00% of the issued and outstanding common stock of MGS at the Effective Time after giving effect to the Merger.

                (ii)	Surrender of Shares.  At the Effective Time, Palmera
shall surrender to the treasury of MGS 50,000,000 shares of MGS common stock purchased by it pursuant to the Amended Stock Purchase Agreement dated January 23, 2006, between Palmera and the Principal Stockholder.

                (iii)	Conversion of Merger Sub Stock.  At the Effective Time,
by virtue of the Merger and without any action on the part of Palmera, MGS, the Merger Sub, or the holders of any of their respective securities, each share of capital stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of the common stock of the Surviving Entity and the shares of common stock of the Surviving Entity ("Surviving Entity Shares") so issued in such conversion shall constitute the only outstanding shares of capital stock of the Surviving Entity and the Surviving Entity shall be a wholly owned subsidiary of MGS.

SECTION 1.02    CLOSING.

	The closing of the Merger (the "Closing") will take place at the offices of Robert Brantl, Esq. on February 8, 2006, or at such other date as MGS and Palmera shall agree (the "Closing Date"), .

SECTION 1.03    MERGER; EFFECTIVE TIME.

	At the Effective Time and subject to and upon the terms and conditions of this Agreement, Merger Sub shall, and MGS shall cause Merger Sub to, merge with and into Palmera in accordance with the provisions of the FBCA, the separate corporate existence of Merger Sub shall cease and Palmera shall continue as the Surviving Entity. The Effective Time shall occur upon the filing with the Secretary of State of the State of Florida of a Certificate of Merger (the "Certificate of Merger") executed in accordance with the applicable provisions of the FBCA (the "Effective Time"). The date on which the Effective Time occurs is referred to as the "Effective Date." Provided that this Agreement has not been terminated pursuant to Article VI, the Parties will cause the Certificate of Merger to be filed as soon as practicable after the Closing and satisfaction of the conditions set forth in Article V.

SECTION 1.04 	EFFECT OF THE MERGER.

	The Merger shall have the effect set forth in Section 607.11101 of the FBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of Palmera and Merger Sub shall vest in the Surviving Entity, and all debts, liabilities and duties of Palmera and Merger Sub shall become the debts, liabilities and duties of the Surviving Entity.

SECTION 1.05 	ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS.

        Pursuant to the Merger:

	(a)	The Articles of Incorporation and Bylaws of Palmera as in
effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Entity immediately following the Merger.

	(b)	The directors and officers of Palmera immediately prior to the
Effective Time shall be the directors and officers of the Surviving Entity subsequent to the Merger.

SECTION 1.06    RESTRICTIONS ON RESALE

	(a)	The Merger Shares.  The Merger Shares will not be registered under the Securities Act, or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of until: (i) a registration statement with respect to such securities is declared effective under the Securities Act, or (ii) MGS receives an opinion of counsel for the stockholders, reasonably satisfactory to counsel for MGS, that an exemption from the registration requirements of the Securities Act is available.

	The certificates representing the Merger Shares which are being issued to the Palmera Stockholders shall contain a legend substantially as follows:

        "THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR MAUI GENERAL STORE, INC. RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO COUNSEL FOR MAUI GENERAL STORE, INC. THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE."

SECTION 1.07 	EXCHANGE OF CERTIFICATES.

	(a)	EXCHANGE OF CERTIFICATES.  After the Effective Time and
pursuant to a customary letter of transmittal or other instructional form provided by the Exchange Agent to the Palmera Stockholders, the Palmera Stockholders shall be required to surrender all their Palmera Shares to the Exchange Agent, and the Palmera Stockholders shall be entitled upon such surrender to receive in exchange therefor certificates representing the proportionate number of Merger Shares into which the Palmera Shares theretofore represented by the stock transfer forms so surrendered shall have been exchanged pursuant to this Agreement. Until so surrendered, each outstanding certificate which, prior to the Effective Time, represented Palmera Shares shall be deemed for all corporate purposes, subject to the further provisions of this Article I, to evidence the ownership of the number of whole Merger Shares for which such Palmera Shares have been so exchanged. No dividend payable to holders of Merger Shares of record as of any date subsequent to the Effective Time shall be paid to the owner of any certificate which, prior to the Effective Time, represented Palmera Shares, until such certificate or certificates representing all the relevant Palmera Shares, together with a stock transfer form, are surrendered as provided in this Article I or pursuant to letters of transmittal or other instructions with respect to lost certificates provided by the Exchange Agent.

	(b)	FULL SATISFACTION OF RIGHTS.  All Merger Shares for which the
Palmera Shares shall have been exchanged pursuant to this Article I shall be deemed to have been issued in full satisfaction of all rights pertaining to the Palmera Shares.

	(c)	EXCHANGE OF CERTIFICATES.  All certificates representing
Palmera Shares converted into the right to receive Merger Shares pursuant to this Article I shall be furnished to MGS subsequent to delivery thereof to the Exchange Agent pursuant to this Agreement.

	(d)	CLOSING OF TRANSFER BOOKS.  On the Effective Date, the stock transfer book of Palmera shall be deemed to be closed and no transfer of Palmera Shares shall thereafter be recorded thereon.


                                  ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF MGS
                       AND THE MGS PRINCIPAL STOCKHOLDER

	MGS and the MGS Principal Stockholder, and, where applicable, the Merger Sub, hereby jointly and severally represent and warrant to Palmera, as of the date of this Agreement and as of the Closing Date, as follows:

SECTION 2.01 	ORGANIZATION, STANDING AND POWER.

	MGS is a company duly incorporated, validly existing and in good standing under the laws of the State of New York and has corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. Merger Sub is a company duly incorporated, validly existing and in good standing under the laws of the State of Florida and has corporate power and authority to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. MGS has not engaged in any business activities since June 2005 other than negotiation of potential acquisitions, and has no material property or assets. Other than its ownership of the Merger Sub and MGS Trinity Acquisition Corp., MGS does not have an ownership interest in any Person. Merger Sub is a recently formed corporation and prior to the date hereof and through the Closing Date, Merger Sub shall not conduct any operating business, become a party to any agreements, or incur any liabilities or obligations.

SECTION 2.02    CAPITALIZATION.

	(a)	There are 500,000,000 shares of capital stock of MGS
authorized, consisting of 500,000,000 shares of common stock, $0.001 par value per share (the "MGS Common Shares"). As of the date of this Agreement, there are 143,256,635 MGS Common Shares issued and outstanding.

        (b)	The MGS Principal Stockholder owns of record and beneficially
115, 497,305 MGS Common Shares. No MGS Common Shares have been reserved for issuance to any Person, and there are no other outstanding rights, warrants, options or agreements for the purchase of MGS Common Shares except as provided in this Agreement.

        (c)	All outstanding MGS Common Shares are validly issued, fully
paid, non-assessable, not subject to pre-emptive rights and have been issued in compliance with all state and federal securities laws or other Applicable Law. The Merger Shares issuable to the Palmera Stockholders will, when issued pursuant to this Agreement, be duly and validly authorized and issued, fully paid and non-assessable.

	(d)	There are 20,000,000 shares of capital stock of Merger Sub
authorized, consisting of 20,000,000 shares of common stock, $0.001 par value per share (the "Merger Sub Common Shares").


SECTION 2.03    AUTHORITY FOR AGREEMENT.

	The execution, delivery, and performance of this Agreement by each of MGS and Merger Sub has been duly authorized by all necessary corporate and shareholder action, and this Agreement, upon its execution by the Parties, will constitute the valid and binding obligation of each of MGS and Merger Sub enforceable against each of them in accordance with and subject to its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights. The execution and consummation of the transactions contemplated by this Agreement and compliance with its provisions by MGS and Merger Sub will not violate any provision of Applicable Law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, MGS's Certificate of Incorporation, Merger Sub's Certificate of Incorporation, or any of their Bylaws, in each case as amended, or, in any material respect, any indenture, lease, loan agreement or other agreement or instrument to which MGS is a party or by which it or any of its properties are bound, or any decree, judgment, order, statute, rule or regulation applicable to MGS or Merger Sub.


SECTION 2.04    FINANCIAL STATEMENTS.

	(a)	MGS has made available to Palmera copies of its audited
consolidated financial statements at December 31, 2004 and 2003 for the fiscal years then ended, as well as its unaudited consolidated financial statements for the fiscal period ending September 30, 2005 (collectively, "MGS Financial Statements").

	(b)	Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the MGS Financial Statements was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto). Such financial statements fairly present the consolidated financial position of MGS as at the dates thereof and the consolidated results of its operations and its consolidated cash flows for the periods then ended.

        (c) As at the date of this Agreement and the Closing, the aggregate liabilities of MGS which would be required to be disclosed on a balance sheet prepared in accordance with GAAP do not and will not exceed $10,000.

SECTION 2.05    ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since September 30, 2005:

	(a)	There has not been any material adverse change in the business, operations, properties, assets, or financial condition of MGS;

	(b)	MGS has not (i) amended its Certificate of Incorporation;  (ii)
declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any outstanding capital stock; (iii) made any material change in its method of management, operation, or accounting; (iv) entered into any material transaction (other than the assignment of certain claims to the Principal Stockholder in exchange for his waiver of certain debts); or (v) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee.

SECTION 2.06 	GOVERNMENTAL AND THIRD PARTY CONSENTS

	No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission or any third party, including a party to any agreement with MGS or Merger Sub, is required by or with respect to MGS or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under (i) applicable securities laws, or (ii) the FCBA.

SECTION 2.07    LITIGATION

	There is no action, suit, investigation, audit or proceeding pending against, or to the best knowledge of MGS threatened against or affecting, MGS or any of its assets or properties before any court or arbitrator or any governmental body, agency or official.

SECTION 2.08    INTERESTED PARTY TRANSACTIONS

	Except for debts to Richard Miller which are disclosed on the MGS Financial Statements, which have been satisfied in the manner recited in
Section 2.05(b) or will be satisfied in the manner set forth in Section 5.03(j) of this Agreement, MGS is not indebted to any officer or director of MGS, and no such person is indebted to MGS.

SECTION 2.09    COMPLIANCE WITH APPLICABLE LAWS.

	To the knowledge of MGS, the business of each of MGS and Merger Sub has not been, and is not being, conducted in violation of any Applicable Law.

SECTION 2.10    TAX RETURNS AND PAYMENT

	MGS has duly and timely filed all material Tax Returns required to be filed by it and has duly and timely paid all Taxes shown thereon to be due. There is no material claim for Taxes that is a Lien against the property of MGS. MGS has not received written notification of any audit of any Tax Return of MGS being conducted or pending by a Tax authority where an adverse determination could have a Material Adverse Effect on MGS, no extension or waiver of the statute of limitations on the assessment of any Taxes has been granted by MGS which is currently in effect, and MGS is not a party to any agreement, contract or arrangement with any Tax authority or otherwise, which may result in the payment of any amount in excess of the amount reflected on the MGS Financial Statements.

SECTION 2.11    MGS PUBLIC FILINGS

	MGS is a fully compliant reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and all MGS public filings required under the Exchange Act have been made. All public filings by MGS under the Exchange Act are true, correct and complete in all material respects, are not misleading and do not omit to state any material fact which is necessary to make the statements contained in such public filings not misleading in any material respect. To the knowledge of MGS, MGS has not been threatened or is not subject to removal of its common stock from the OTC Bulletin Board.

SECTION 2.12    MGS AGREEMENTS

	MGS is not a party to any material agreements.

SECTION 2.13    EMPLOYEES AND BENEFIT PLANS

        MGS has no employees. With respect to its former employees, MGS complied with Applicable Laws relating to employment, civil rights and equal employment opportunities or other employment practices, and MGS has received no notice of any claim before any governmental body brought by or on behalf of any prospective employee, former employee, retiree, labor organization or other representative of employees or any governmental body or, to the knowledge of MGS is any such claim threatened against MGS . MGS has paid in full to all of its former employees all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees.


SECTION 2.14    FINDERS' FEES

	Neither MGS nor the Principal Stockholder has incurred, nor will it incur, directly or indirectly, any liability for brokers' or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement.


                                ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF PALMERA

	Palmera hereby represents and warrants to MGS, Merger Sub and the Principal Stockholder, as of the date of this Agreement and as of the Effective Time (except as otherwise indicated), as follows:

SECTION 3.01    ORGANIZATION, STANDING AND POWER.

	Palmera is a privately held corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida, and has full corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. Palmera is duly qualified to do business as a foreign corporation in each state in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it make such qualification necessary. Palmera does not have any ownership interest in any Person.

SECTION 3.02    CAPITALIZATION.

	There are 20,000,000 shares of Palmera capital stock authorized, consisting of 20,000,000 shares of common stock with $.001 par value (the "Palmera Common Shares"). As of the date of this Agreement, there were 18,217,910 issued and outstanding Palmera Common Shares. No Palmera Common Shares have been reserved for issuance to any Person, and there are no outstanding rights, warrants, options or agreements for the purchase of
Palmera Common Shares.   No Person is entitled to any rights with respect
to the conversion, exchange or delivery of the Palmera Common Shares. The Palmera Common Shares have been issued in compliance with all Applicable Law.

SECTION 3.03    AUTHORITY FOR AGREEMENT.

	The execution, delivery and performance of this Agreement by Palmera has been duly authorized by all necessary corporate action, and this Agreement constitutes the valid and binding obligation of Palmera, enforceable against it in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights. The execution and consummation of the transactions contemplated by this Agreement and compliance with its provisions by Palmera will not violate any provision of Applicable Law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, Palmera's Certificate of Incorporation or Bylaws, in each case as amended, or, to the knowledge of Palmera, in any material respect, any indenture, lease, loan agreement or other agreement instrument to which Palmera is a party or by which it or any of its properties are bound, or any decree, judgment, order, statute, rule or regulation applicable to Palmera, except to the extent that any breach or violation of any of the foregoing would not constitute or result in a Material Adverse Effect on Palmera.

SECTION 3.04    PROPERTIES

	(a)	As of the date of this Agreement, the fair value of Palmera's assets is $152,961, and its aggregate liabilities do not exceed $91,941.

	(b)	The Intellectual Property License Agreement between The Stowe
Foundation and Palmera is in full force and effect, and neither party has committed any breach of the said agreement.

	(c)	The Sublicense of Intellectual Property between Palmera and
Trinity is in full force and effect, and neither party has committed any breach of the said agreement.

SECTION 3.05 ABSENCE OF CERTAIN CHANGES OR EVENTS. To the knowledge of Palmera, since July 1, 2005:

	(a)	there has not been (i) any material adverse change in the
business, operations, properties, assets, or condition of Palmera or (ii) any damage, destruction, or loss to Palmera (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Palmera;

        (b) Except in connection with the spin-off of Trinity , Palmera has not (i) amended its Articles of Incorporation or Bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any outstanding capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Palmera; (iv) made any material change in its method of management, operation, or accounting;
(v) other than in the ordinary course of business, entered into any other material transaction; (vi) other than pursuant to any existing employment agreement with Palmera and certain compensation accruals for Officers of the corporation, namely the President and Treasurer/Secretary of Palmera, made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) other than pursuant to any existing employment agreement, increased the rate of compensation payable or to become payable by it to any of its officers or any of its employees; or
(viii) other than pursuant to any existing employment agreement with Palmera and certain compensation accruals for Officers of the corporation, namely the President and Treasurer/Secretary of the company, made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

	(c)	Palmera has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (ii) sold or transferred, or agreed to sell or transfer, any material assets, properties, or rights, or canceled, or agreed to cancel, any material debts or claims; or (iv) made or permitted any material amendment or termination of any contract, agreement, or license to which it is a party;

	(d)	To its  knowledge, Palmera has not become subject to any law or regulation which has had or in the future is substantially likely to have a Material Adverse Effect on Palmera.

SECTION 3.06    GOVERNMENTAL OR THIRD PARTY CONSENT

	No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission or any third party, including a party to any agreement with Palmera, is required by or with respect to Palmera in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under (i) applicable securities laws, or (ii) the FBCA.

SECTION 3.07    LITIGATION

	There is no action, suit, investigation, audit or proceeding pending against or, to the knowledge of Palmera, threatened, against or affecting Palmera or any of its material assets or properties before any court or arbitrator or any governmental body, agency or official.

SECTION 3.08    INTERESTED PARTY TRANSACTIONS

	Except as set forth in Schedule 3.08 attached hereto, Palmera is not indebted to any officer or director of Palmera, and no such person is indebted to Palmera, except as disclosed in Schedule 3.08 hereof.

SECTION 3.09    COMPLIANCE WITH APPLICABLE LAWS.

	To the knowledge of Palmera, the business of Palmera has not been, and is not being, conducted in violation of any Applicable Law.

SECTION 3.10 	TAX RETURNS AND PAYMENT

	Palmera has duly and timely filed all material Tax Returns required to be filed by it and has duly and timely paid all Taxes shown thereon to be due, except as reflected in the Palmera Financial Statements and except for Taxes being contested in good faith. Subject to the foregoing, to the knowledge of Palmera, except as disclosed in the Palmera Financial Statements, there is no material claim for Taxes that is a Lien against the property of Palmera other than Liens for Taxes not yet due and payable, none of which is material. Palmera has not received written notification of any audit of any Tax Return of Palmera being conducted or pending by a Tax authority where an adverse determination could have a Material Adverse Effect on Palmera, no extension or waiver of the statute of limitations on the assessment of any Taxes has been granted by Palmera which is currently in effect, and Palmera is not a party to any agreement, contract or arrangement with any Tax authority or otherwise, which may result in the payment of any material amount in excess of the amount reflected on the Palmera Financial Statements.

SECTION 3.11    FINDERS' FEES

	Palmera has not incurred, nor will it incur, directly or indirectly, any liability for brokers' or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement, except that it has agreed to issue to its counsel certain warrants to purchase common stock of MGS.



                                 ARTICLE IV
                      CERTAIN COVENANTS AND AGREEMENTS

SECTION 4.01    COVENANTS OF PALMERA

	Palmera covenants and agrees that, during the period from the date of this Agreement until the Effective Date, Palmera shall, except as otherwise disclosed in this Agreement and other than as contemplated by this Agreement or for the purposes of effecting the Merger and Closing pursuant to this Agreement, conduct its business as presently operated and solely in the ordinary course, and consistent with such operation, and, in connection therewith, without the written consent of the Principal Stockholder:

        (a)     shall not amend its Articles of Incorporation or Bylaws;

        (b) shall not sell, transfer, or otherwise dispose of any material assets required for the operations of Palmera's business, except for the transfer of certain material technology to an affiliate of Palmera and except in the ordinary course of business consistent with past practices;

        (c) shall not create, incur, assume, or guarantee any material indebtedness for money borrowed except in the ordinary course of business and except for the issuance of debt convertible into Palmera common stock through a private placement, or create or suffer to exist any mortgage, lien or other encumbrance on any of its material assets, except those in existence on the date hereof or those granted pursuant to agreements in effect on the date of this Agreement or created for the benefit of MGS , the Merger Sub or the Principal Stockholder;

        (d) shall not declare or pay any dividends on or make any distribution of any kind with respect to the Palmera
Shares;

        (e) shall use commercially reasonable efforts to comply with and not be in default or violation under any known law, regulation, decree or order applicable to Palmera's business, operations or assets where such violation would have a Material
Adverse Effect on Palmera; and

        (f) shall not nor shall Palmera's directors, officers, representatives nor other agents encourage any offers from, solicit, encourage or initiate any discussions with, engage in negotiations with, or provide any information to, any person, entity or group concerning any proposed or actual merger, sale of substantial assets or similar transaction involving Palmera or any proposed or actual sale of its capital stock or other securities except as contemplated in this Agreement.

SECTION 4.02	COVENANTS OF MGS AND THE MGS PRINCIPAL STOCKHOLDER

	Each of MGS and the MGS Principal Stockholder covenants and agrees that, during the period from the date of this Agreement until the Closing Date, MGS shall, other than as contemplated by this Agreement or for the purposes of effecting the Merger and Closing pursuant to this Agreement, conduct its business as presently operated and solely in the ordinary course, and consistent with such operation, and, in connection therewith, without the written consent of Palmera:

        (a)     shall not amend its Certificate of Incorporation or Bylaws;

        (b) shall not pay or agree to pay to any employee, officer or director compensation of any kind or amount;

        (c) shall not merge or consolidate with any other entity or acquire or agree to acquire any other entity;

        (d) shall not create, incur, assume, or guarantee any material indebtedness for money borrowed except in the ordinary course of business, or create or suffer to exist any mortgage, lien or other encumbrance on any of its material assets;

        (e) shall not make any material capital expenditure or series of capital expenditures except in the ordinary course of business;

        (f) shall not declare or pay any dividends on or make any distribution of any kind with respect to MGS;

        (g) shall not issue any additional shares of MGS capital stock or take any action affecting the capitalization of MGS or the MGS Shares; and

        (h) shall not grant any severance or termination pay to any director, officer or any other employees of MGS.


SECTION 4.03 	COVENANTS OF THE PARTIES

	(a)	Tax-free Reorganization.  The Parties intend that the Merger qualify as a Tax-free "reorganization" under Sections 368(a) of the Code, as amended, and the Parties will take the position for all purposes that the Merger shall qualify as a reorganization under such Section. In addition, the Parties covenant and agree that they will not engage in any action, or fail to take any action, which action or failure to take action would reasonably be expected to cause the Merger to fail to qualify as a Tax-free "reorganization" under Section 368(a) of the Code, whether or not otherwise permitted by the provisions of this Agreement;

	(b)	Announcement.  Neither Palmera, on the one hand, nor MGS on the other hand, shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other Party, except as may be required by applicable law or securities regulation. Upon execution of this Agreement, MGS shall issue a press release, which must be approved by Palmera. Thereafter neither MGS nor the MGS Principal Stockholder will issue any press release concerning this Agreement, Palmera, Trinity or any other matter relating to the Parties. Violation of this Section 4.03(b) will be considered a material breach of this Agreement.

	(c)	Notification of Certain Matters.  Palmera shall give prompt
written notice to MGS, and MGS shall give prompt written notice to Palmera, of:

		(i)	The occurrence, or nonoccurrence, of any event the
occurrence, or nonoccurrence, of which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time; and

                (ii) Any material failure of Palmera on the one hand, or MGS or the MGS Principal Stockholder, on the other hand, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

	(d)	Reasonable Best Efforts.  Before the Effective Date, upon the terms and subject to the conditions of this Agreement, the Parties agree to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to applicable laws) to consummate and make effective the Merger and other transactions contemplated by this Agreement as promptly as practicable including, but not limited to:

		(i)	The preparation and filing of all forms, registrations
and notices required to be filed to consummate the Merger, including without limitation, any approvals, consents, orders, exemptions or waivers by any third party or governmental entity; and

		(ii)	The satisfaction of the Party's conditions precedent
tothe Effective Time and the Merger..

	(e)	Access to Information

		(i)	Inspection by Palmera.  MGS will make available for
inspection by Palmera, during normal business hours and in a manner so as not to interfere with normal business operations, all of MGS's records (including tax records), books of account, premises, contracts and all other documents in MGS's possession or control that are reasonably requested by Palmera to inspect and examine the business and affairs of MGS. MGS will cause its managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of Palmera concerning the business and affairs of MGS. Palmera will treat and hold as confidential any information it receives from MGS in the course of the reviews contemplated by this Section 4.03(e). No examination by Palmera will, however, constitute a waiver or relinquishment by Palmera of its rights to rely on MGS's or the MGS Principal Stockholder's covenants, representations and warranties made herein or pursuant hereto.

		(ii)	Inspection by MGS.  Palmera will, if requested, make
available for inspection by MGS, during normal business hours and in a manner so as not to interfere with normal business operations, all of Palmera's records (including tax records), books of account, premises, contracts and all other documents in Palmera's possession or control that are reasonably requested by MGS to inspect and examine the business and affairs of Palmera. Palmera will cause its managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of MGS concerning the business and affairs of Palmera. MGS will treat and hold as confidential any information they receive from Palmera in the course of the reviews contemplated by this
Section 4.03(e). No examination by MGS will, however, constitute a waiver or relinquishment by MGS of its rights to rely on Palmera's covenants, representations and warranties made herein or pursuant hereto.

	(f)	Approval by MGS Principal Stockholder.  By his execution and delivery of this Agreement, the MGS Principal Stockholder does hereby approve, adopt and ratify this Merger Agreement, the Merger and all of the transactions contemplated hereby and pursuant to all exhibits hereto.


                                 ARTICLE V
                           CONDITIONS PRECEDENT

SECTION 5.01  	CONDITIONS PRECEDENT TO THE PARTIES' OBLIGATIONS.

	The obligations of the Parties as provided herein shall be subject to each of the following conditions precedent having occurred prior to the Effective Time (except as otherwise indicated),, unless waived in writing by both MGS and Palmera:

	(a)	Consents, Approvals.  By the Closing, the Parties shall have obtained all necessary consents and approvals of their respective boards of directors, and all consents, approvals and authorizations required under their respective charter documents, and all material consents, including any material consents and waivers by the Parties' respective lenders and other third-parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

	(b)	Shareholder Approval.  By the Closing, this Agreement and the transactions contemplated hereby shall have been approved by the shareholders of Palmera and by the shareholder of Merger Sub in accordance with the applicable provisions of the FBCA and their respective bylaws.

	(c)	Absence of Certain Litigation.  No action or proceeding shall be threatened or pending before any governmental entity or authority which, in the reasonable opinion of counsel for the Parties, is likely to result in a restraint, prohibition or the obtaining of damages or other relief in connection with this Agreement or the consummation of the Merger.

	(d)	Transaction with Principal Stockholder:   Palmera and the
Principal Stockholder shall have completed certain transactions described in an Amended Stock Purchase Agreement dated January 23, 2006 between Palmera and the Principal Shareholder providing for (i) the purchase from the Principal Stockholder by Palmera of 50,000,000 MGS Common Shares, and
(ii) the surrender by the Principal Stockholder to MGS of 3,256,635 MGS Common Shares.

	(e)	Merger of Palmera Affiliate into MGS Subsidiary.  MGS shall
have entered into an Agreement and Plan of Merger with Trinity providing for the merger of Trinity and MGS's wholly owned subsidiary "MGS Trinity Acquisition Corp" with Trinity as the surviving corporation in the merger and the conversion of all outstanding shares of capital stock of Trinity into 540,000,000 MGS Common Shares and

	(f)	Information Statement.  No less than ten days shall have passed after MGS shall have filed with the SEC and mailed to its shareholders of record an information statement containing the information required by Rule 14f-1 of the SEC. By the Closing Date, Palmera shall furnish MGS with the disclosure required by Rule 14f-1.

SECTION 5.02 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF MGS AND THE PRINCIPAL STOCKHOLDER

	The obligations of MGS and the Principal Stockholder on the Effective Date as provided herein shall be subject to the satisfaction, on or prior to the EffectiveTime, of the following conditions precedent, unless waived in writing by MGS or the Principal Stockholder:

	(a)	Consents And Approvals.  Palmera shall have obtained all
material consents, including any material consents and waivers by Palmera's lenders and other third-parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

	(b) 	Representations and Warranties.  The representations and
warranties by Palmera in Article III herein shall be true and accurate in all material respects on and as of the Effective Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except to the extent that any changes therein are specifically contemplated by this Agreement.

	(c)	Performance.  Palmera shall have performed and complied in all material respects with all agreements to be performed or complied with by it pursuant to this Agreement at or prior to the Effective Date.

	(d)	Proceedings and Documents.  All corporate, company and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to MGS and its counsel, and MGS and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

	(e)	Certificate of Good Standing.  Palmera shall have delivered to
MGS a certificate as to the good standing of Palmera certified by the Secretary of State of the State of Florida on or within fourteen (14) business days prior to the Effective Date.

	(f)	Material Changes.  Except as contemplated by this Agreement, since the date hereof, Palmera shall not have suffered a Material Adverse Effect, and, without limiting the generality of the foregoing, there shall be no pending litigation to which Palmera is a party which is reasonably likely to have a Material Adverse Effect on Palmera;

	(g)	Due Diligence.  MGS shall have completed to its own
satisfaction due diligence in relation to Palmera;

	(h)	SEC Filing.  No less than one week prior to the Effective Date,
Palmera shall have delivered to MGS the financial statements, report of Palmera's independent public accountant, and other information required for inclusion in the Current Report that MGS will file with the Securities and Exchange Commission within four business days after the Effective Date;

	(i)	Assignment of Certain Assets to Principal Stockholder.  MGS
shall have assigned to the Principal Stockholder all of MGS's right, title and interest in the name "Maui General Store" (except that MGS shall retain the right to use same as its corporate name until the date the name is formally changed by the stockholders of MGS).

SECTION 5.03 	CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PALMERA

	The obligations of Palmera on the Effective Date as provided herein shall be subject to the satisfaction, on or prior to the Effective Date (unless otherwise indicated), of the following conditions precedent, unless waived in writing by Palmera:

	(a)	Consents And Approvals.  MGS and Merger Sub shall have obtained all material consents, including any material consents and waivers of its respective lenders and other third parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

	(b)	Representations And Warranties.  The representations and
warranties by MGS, the Principal Stockholder and Merger Sub in Article II herein shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except to the extent that any changes therein are specifically contemplated by this Agreement.

	(c)	Performance.  MGS, the MGS Principal Stockholder and Merger Sub
shall have performed and complied in all material respects with all agreements to be performed or complied with by it pursuant to this Agreement prior to or at the Closing..

	(d)	Proceedings And Documents.  All corporate, company and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Palmera and its counsel, and Palmera and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

	(e)	Certificates of Good Standing.  MGS shall have delivered to
Palmera a certificate as to its good standing in the State of New York, and the Merger Sub shall have delivered to Palmera a certificate as to its good standing in the State of Florida, in each case certified by the Secretary of State not more than fourteen (14) business days prior to the Effective Date.

	(f)	Material Changes.  Except as contemplated by this Agreement, since the date hereof, neither MGS nor Merger Sub shall have suffered a Material Adverse Effect and, without limiting the generality of the foregoing, there shall be no pending litigation to which MGS or the Merger Sub is a party which is reasonably likely to have a Material Adverse Effect on MGS or the Merger Sub;

	(g)	Due Diligence.	Palmera shall have completed to its own
satisfaction due diligence in relation to MGS;

	(h)	Status of MGS.  As at the Closing Date of the Merger, MGS (i)
shall be a fully compliant reporting public company under the Exchange Act, and shall be current in all of its reports required to be filed under the Exchange Act, (ii) shall not have been threatened or subject to delisting from the OTC Bulletin Board, (iii) shall have outstanding no greater than $10,000 in liabilities and obligations of a nature that would be required to be set forth on a balance sheet prepared in accordance with GAAP and which will be paid by MGS on the Effective Date, (iv) shall have no contingent liabilities or obligations; and (v) shall have 140,000,000 MGS Common Shares outstanding (including 50,000,000 shares owned by Palmera).

	(i)	MGS Board of Directors.  Effective at the Closing Date of the
Merger, the board of directors of MGS shall have enlarged the board to a number designated by Palmera and shall have appointed to the vacancies persons designated by the board of directors of Palmera, and all of the officers and directors of MGS now serving shall have tendered their resignations as officers and directors of MGS.

	(j)	Waivers by Principal Stockholder.  The Principal Stockholder
shall have waived his claim to all amounts owed to him by MGS, and shall have released MGS from liability for all amounts owed to him, known or unknown, contingent or fixed, except for such claims that are payable to him that he has prepaid to others to pay the $10,000 as set forth in
Section 5.02(h)(iii) above.

                                ARTICLE VI
                               TERMINATION

SECTION 6.01    TERMINATION.

This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by:

	(a)	Either MGS, on the one hand, or Palmera, on the other hand, if any governmental entity or court of competent jurisdiction shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the Parties shall use their commercially reasonable best efforts to lift), which restrains, enjoins or otherwise prohibits the Merger or the issuance of the Merger Shares pursuant to the Merger and such order, decree, ruling or other action shall have become final and non-appealable;

	(b)	MGS, if Palmera shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, and the breach cannot be or has not been cured within thirty (30) calendar days after the giving of written notice by MGS to Palmera;

        (c)	Palmera, if MGS shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, and the breach cannot be or has not been cured within thirty (30) calendar days after the giving of written notice by Palmera to MGS;

        (d) Either MGS, on the one had, or Palmera, on the other hand, if any of the conditions precedent to their obligations as provided in Article V are not satisfied or waived; or.

        (e)	Without any action on the part of the Parties if required by
Applicable Law or if the Effective Time shall not be by February 15, 2006.

SECTION 6.02    EFFECT OF TERMINATION.

	If this Agreement is terminated as provided in Section 6.01, written notice of such termination shall be given by the terminating Party to the other Party specifying the provision of this Agreement pursuant to which such termination is made, this Agreement shall become null and void and there shall be no liability on the part of MGS or Palmera, provided, however, that (a) the provisions of Article VII hereof shall survive the termination of this Agreement; (b) the unused and unallocated portion of the $25,000 paid by Palmera to MGS for transaction expenses shall be repaid to Palmera if MGS terminates the Agreement without cause ; (c) nothing in this Agreement shall relieve any Party from any liability or obligation with respect to any willful breach of this Agreement; and (d) termination shall not affect accrued rights or liabilities of any party at the time of such termination.


                               ARTICLE VII
                             CONFIDENTIALITY

SECTION 7.01    CONFIDENTIALITY

	MGS, on the one hand, and Palmera, on the other hand, will keep confidential all information and documents obtained from the other, including but not limited to any information or documents provided pursuant to Section 4.03(e) hereof, which are designated by such Party as confidential (except for any information disclosed to the public pursuant to a press release authorized by the Parties); and in the event the Closing does not occur or this Agreement is terminated for any reason, will promptly return such documents and all copies of such documents and all notes and other evidence thereof, including material stored on a computer, and will not use such information for its own advantage, except to the extent that (i) the information must be disclosed by law, (ii) the information becomes publicly available by reason other than disclosure by the Party subject to the confidentiality obligation, (iii) the information is independently developed without use of or reference to the other Party's confidential information, (iv) the information is obtained from another source not obligated to keep such information confidential, or (v) the information is already publicly known or known to the receiving Party when disclosed as demonstrated by written documentation in the possession of such Party at such time.


                               ARTICLE VIII
                             INDEMNIFICATION

SECTION 8.01    INDEMNIFICATION BY MGS

	MGS and the MGS Principal Stockholder shall, jointly and severally, indemnify, defend and hold harmless each of Palmera, any subsidiary or affiliate thereof and each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing, an officer, director or partner of Palmera, any subsidiary or affiliate thereof or an employee of Palmera, any subsidiary or affiliate thereof and their respective heirs, legal representatives, successors and assigns (the "Palmera Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual third party claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of (i) any material breach of this Agreement by the Principal Stockholder, MGS or any subsidiary or affiliate thereof, including but not limited to failure of any representation or warranty to be true and correct at or before the Closing, (ii) any willful or grossly negligent act, omission or conduct of any officer, director or agent of MGS or any subsidiary or affiliate thereof prior to the Closing, whether asserted or claimed prior to, at or after, the Closing, or (iii) relating to the consummation of the transactions contemplated herein, and any action taken in connection therewith. Any Palmera Indemnified Party wishing to claim indemnification under this Section 8.01, upon learning of any such claim, action, suit, proceeding or investigation, shall notify MGS in writing, but the failure to so notify shall not relieve MGS from any liability that it may have under this Section 8.01, except to the extent that such failure would materially prejudice MGS.


SECTION 8.02    INDEMNIFICATION BY PALMERA

	Palmera shall indemnify, defend and hold harmless each of MGS, any subsidiary or affiliate thereof and each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing, an officer, director or partner of MGS, any subsidiary or affiliate thereof or an employee of MGS, any subsidiary or affiliate thereof and their respective heirs, legal representatives, successors and assigns (the "MGS Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual third party claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of (i) any material breach of this Agreement by Palmera or any subsidiary or affiliate thereof, including but not limited to failure of any representation or warranty to be true and correct at or before the Closing, (ii) any willful or negligent act, omission or conduct of any officer, director or agent of Palmera or any subsidiary or affiliate thereof prior to the Closing, whether asserted or claimed prior to, at or after, the Closing, or (iii) relating to the consummation of the transactions contemplated herein, and any action taken in connection therewith. Any MGS Indemnified Party wishing to claim indemnification under this Section 8.02, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Palmera in writing, but the failure to so notify shall not relieve Palmera from any liability that it may have under this Section 8.02, except to the extent that such failure would materially prejudice Palmera.

SECTION 8.03    INDEMNIFICATION OF EXCHANGE AGENT

	(a)	MGS, Palmera and Merger Sub (for the purposes of this Section
8.03, the "Indemnitors") agree to indemnify the Exchange Agent (the "Indemnitee") against, and hold him harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitee may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitee arising out of or relating in any way to the Exchange Agent's service in such capacity, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Indemnitee.

	(b)	If the indemnification provided for in Section 8.03(a) is
applicable, but for any reason is held to be unavailable, the Indemnitors shall jointly and severally contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitee for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitee as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitors.

                                ARTICLE IX
                               MISCELLANEOUS

SECTION 9.01    EXPENSES.

	Except as contemplated by this Agreement and except that Palmera has paid and shall pay all costs related to the Merger Sub, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses. The foregoing notwithstanding, Palmera shall, upon the execution of this Agreement, pay the sum of Twenty-Five Thousand Dollars ($25,000.00) to MGS to cover legal fees and other expenses it incurs in completing the transactions contemplated by this Agreement.

SECTION 9.02    APPLICABLE LAW

	This Agreement shall be governed by the laws of the State of Florida, without giving effect to the principles of conflicts of laws thereof, as applied to agreements entered into and to be performed in such state.

SECTION 9.03    NOTICES.

	All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows:

	(a)	If sent by reputable overnight air courier (such as Federal
Express), 2 business days after being sent;

	(b)	If sent by facsimile transmission, with a copy delivered  in the manner provided in clauses (a) or (c) , when transmitted and receipt is confirmed by the fax machine; or

	(c)	If otherwise actually personally delivered, when delivered.

	All notices and other communications under this Agreement shall be sent or delivered as follows:

	If to Palmera, to:

		M. Peter Carey, III
		President
		19321 US Highway 19 North
		Bldg. C, Suite 320
		Clearwater, FL  33764
		Telephone:  727-536-7900
		Facsimile:  727-535-9600

	with a copy to (which shall not constitute notice):

		Robert Brantl, Esq.
		322 4th Street
		Brooklyn, NY 11215
		Telephone:  718-768-6045
		Facsimile:  718-965-4042

	If to MGS and/or the Principal Stockholder, to:

		Richard Miller
		P.O. Box 297
		Hana. Maui, Hawaii 96713
		Telephone:  808-248-8787
		Facsimile:  808-248-7821

        with a copy to (which shall not constitute notice):

		Thomas Smith, Esq.
		9800 Mt. Pyramid Ct.
		Suite 400
		Englewood, CO 80112
		Telephone:  720-895-1912
		Facsimile:  720-895-1917

	Each Party may change its address by written notice in accordance with this Section.

SECTION 9.04	ASSIGNMENT.

	Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties; provided that in no event may the right to indemnification provided by Article VIII hereto be assigned by any of the Parties, with or without consent, except by operation of law. Subject to the immediately foregoing sentence of this Section 9.04, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the Parties and their respective heirs, legal representatives, successors and assigns.

SECTION 9.05 	COUNTERPARTS.

	This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall be considered one and the same agreement.

SECTION 9.06  	NO THIRD PARTY BENEFICIARIES.

	Except as expressly provided by this Agreement, nothing herein is intended to confer upon any person or entity not a Party to this Agreement any rights or remedies under or by reason of this Agreement.

SECTION 9.07  	RULES OF CONSTRUCTION.

	The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

MAUI GENERAL STORE, INC.


By: 	/s/ Richard Miller
-------------------------------
Name: 	Richard Miller
Title: 	Chief Executive Officer


MGS ACQUISITION CORP.


By: 	/s/ Richard Miler
-------------------------------
Name: 	Richard Miller
Title: 	President


MGS PRINCIPAL STOCKHOLDER

/s/ Richard Miller
-------------------------------
RICHARD MILLER



PALMERA HOLDINGS, INC.


By: 	/s/ Dr. Lawrence Stowe
--------------------------------
Name:   Dr. Lawrence Stowe
Title: 	Chairman




                               SCHEDULE 3.08

                        Interest Party Transactions

Palmera is indebted to the officers named below in the amounts recited for accrued salary:

Dr. Lawrence Stowe	$10,000
Peter Carey		$10,000
Christopher Parshad	$10,000